                                                         Exhibit No. EX-99.d2.xi

                             SUB-ADVISORY AGREEMENT

     THIS  AGREEMENT  is  made as of the  [___]  day of  [October],  2007 by and between AFBA 5Star Investment  Management  Company, a Virginia  corporation (the
"Adviser"),  and  [Sub-Adviser],   a  [state]   [corporation/company/LLC]   (the
"Sub-Adviser").

     WHEREAS, the Adviser and the Sub-Adviser are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Adviser  has  been  retained  to act as  investment  adviser pursuant  to an  Investment  Management  Agreement,  dated  April 1,  2001  (the
"Advisory  Agreement"),  with AFBA 5Star Fund, Inc. (the "Company"),  a Maryland corporation  registered  with the U.S.  Securities and Exchange  Commission (the
"SEC") as an open-end management investment company under the Investment Company
Act of 1940, as amended (the "1940 Act"),  which consists of separate  series of shares,  each having its own investment  objectives  and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Adviser,  subject  to the supervision  and  direction of the  Company's  Board of  Directors,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Adviser  desires  to retain  the  Sub-Adviser  to assist the
Adviser in the provision of a continuous  investment program for that portion of one or more of the Company's  series'  (each a "Fund")  assets which the Adviser will assign to the Sub-Adviser (the "Sub-Adviser  Assets"),  and the Sub-Adviser
is willing to render  such  services,  subject to the terms and  conditions  set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Adviser.  The Adviser hereby appoints the Sub-Adviser to act as investment adviser for and to manage the Sub-Adviser  Assets,  subject to the  supervision  of the Adviser and the Company's  Board of  Directors,  and
subject to the terms of this Agreement;  and the Sub-Adviser hereby accepts such appointment.  In such capacity,  the  Sub-Adviser  shall be responsible  for the investment  management of the  Sub-Adviser  Assets.  The  Sub-Adviser  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Adviser exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Adviser  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Adviser.

     (a)  Investments.  The Sub-Adviser is hereby  authorized and directed,  and hereby  agrees,  subject  to the  stated  investment  objectives,  policies  and restrictions  of each Fund as set forth in such Fund's  prospectus and statement of  additional  information  as  currently in effect and as amended from time to time  (collectively  referred  to  as  the  "Prospectus")  and  subject  to  the directions  of the Adviser and the Company's  Board of  Directors,  to purchase, hold and  sell  investments  for the  Sub-Adviser  Assets  and to  monitor  such investments on an ongoing basis. In providing  these  services,  the Sub-Adviser will conduct an ongoing  program of investment,  evaluation and, if appropriate, sale and reinvestment of the Sub-Adviser  Assets.  The Adviser agrees to provide the Sub-Adviser  information concerning (i) a Fund; (ii) its assets available or to become available for investment;  and (iii) the conditions of a Fund's or the
Company's affairs as relevant to the Sub-Adviser.

     (b)  Compliance  with  Applicable  Laws,  Governing  Documents  and Company
Compliance  Procedures.  In the performance of its duties and obligations  under this Agreement,  the Sub-Adviser shall, with respect to Sub-Adviser  Assets, (i)
act in  conformity  with:  (A)  the  Company's  Charter  and  By-Laws;  (B)  the
Prospectus;  (C) the policies and  procedures for compliance by the Company with the  Federal  Securities  Laws (as that term is defined in Rule 38a-1  under the
1940  Act)  provided  to the  Sub-Adviser  (together,  the  "Company  Compliance
Procedures");  and (D) the instructions and directions  received in writing from the Adviser or the Directors of the Company; and (ii) conform to and comply with the  requirements  of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered  investment  companies' and Sub-Advisers'  duties under this Agreement.  The Adviser will provide the Sub-Adviser  with any materials or information that the Sub-Adviser may reasonably  request to enable it to perform its duties and obligations under this Agreement.

     The Adviser will provide the Sub-Adviser with reasonable advance notice, in writing,  of: (i) any change in a Fund's  investment  objectives,  policies  and restrictions  as  stated in the  Prospectus;  (ii) any  change to the  Company's
Charter or  By-Laws;  or (iii) any  material  change in the  Company  Compliance
Procedures;  and  the  Sub-Adviser,   in  the  performance  of  its  duties  and
obligations   under  this  Agreement,   shall  manage  the  Sub-Adviser   Assets
consistently with such changes, provided the Sub-Adviser has received such prior notice of the effectiveness of such changes from the Company or the Adviser.  In addition to such notice,  the Adviser shall provide to the Sub-Adviser a copy of a modified  Prospectus and copies of the revised Company Compliance  Procedures, as applicable, reflecting such changes. The Sub-Adviser hereby agrees to provide to the Adviser in a timely manner, in writing,  such information relating to the
Sub-Adviser and its  relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Company's  registration statement on
Form N-1A, or otherwise as reasonably requested by the Adviser.

     In order to assist the Company and the Company's Chief  Compliance  Officer
(the "Company  CCO") to satisfy the  requirements  contained in Rule 38a-1 under the 1940 Act,  the  Sub-Adviser  shall  provide to the Company  CCO:  (i) direct access to the Sub-Adviser's chief compliance officer (the "Sub-Adviser CCO"), as reasonably  requested by the Company CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Company Compliance  Procedures in managing the Sub-Adviser  Assets; and (iii) quarterly  certifications  that there were no
Material  Compliance  Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Company Compliance  Procedures that related to the Sub-Adviser's management of the Sub-Adviser Assets.

     (c) Sub-Adviser  Compliance Policies and Procedures.  The Sub-Adviser shall promptly provide the Company CCO with copies of: (i) the Sub-Adviser's  policies and  procedures for compliance by the  Sub-Adviser  with the Federal  Securities
Laws (together, the "Sub-Adviser Compliance Procedures"),  and (ii) any material
changes  to  the  Sub-Adviser  Compliance  Procedures.   The  Sub-Adviser  shall
cooperate  fully with the Company  CCO so as to  facilitate  the  Company  CCO's performance  of the Company CCO's  responsibilities  under Rule 38a-1 to review, evaluate and report to the Company's  Board of Directors on the operation of the
Sub-Adviser Compliance Procedures,  and shall promptly report to the Company CCO
any  Material  Compliance  Matter  arising  under  the  Sub-Adviser   Compliance
Procedures  involving the Sub-Adviser  Assets.  The Sub-Adviser shall provide to the Company CCO: (i) quarterly reports  confirming the Sub-Adviser's  compliance with the Sub-Adviser  Compliance  Procedures in managing the Sub-Adviser Assets, and (ii) certifications that there were no Material Compliance Matters involving the  Sub-Adviser  that arose under the  Sub-Adviser  Compliance  Procedures that affected the  Sub-Adviser  Assets.  At least  annually,  the  Sub-Adviser  shall provide a  certification  to the Company CCO to the effect that the  Sub-Adviser has in place and has  implemented  policies and  procedures  that are reasonably designed to ensure  compliance by the  Sub-Adviser  with the Federal  Securities
Laws.

     (d) Voting of Proxies.  Unless  otherwise  instructed by the Adviser or the
Company, the Sub-Adviser shall have the power,  discretion and responsibility to vote,  either in person or by proxy,  all  securities  in which the  Sub-Adviser
Assets may be  invested  from time to time,  and shall not be  required  to seek instructions from the Adviser, the Company or a Fund. The Sub-Adviser shall also provide its Proxy Voting Policy (the "Proxy  Policy"),  and, if requested by the
Adviser,  a  summary  of  such  Proxy  Policy  suitable  for  including  in  the
Prospectus,  and will  provide the Adviser  with any  material  amendment to the
Proxy Policy within a reasonable time after such amendment has taken effect.  If both the  Sub-Adviser and another person managing assets of a Fund have invested in the same security,  the  Sub-Adviser and such other entity will each have the power to vote its pro rata share of the security.

     (e) Agent.  Subject to any other written instructions of the Adviser or the
Company,  the  Sub-Adviser  is hereby  appointed the Adviser's and the Company's agent  and  attorney-in-fact  for the  limited  purposes  of  executing  account documentation,  agreements,  contracts  and other  documents as the  Sub-Adviser shall be  requested by brokers,  dealers,  counterparties  and other  persons in connection  with its management of the  Sub-Adviser  Assets,  provided that, the
Sub-Adviser's  actions in  executing  such  documents  shall comply with federal
regulations,   all  other  federal  laws  applicable  to  registered  investment companies and the Sub-Adviser's  duties and obligations under this Agreement and the Company's governing documents.

     (f)  Brokerage.   The  Sub-Adviser   will  place  orders  pursuant  to  the
Sub-Adviser's  investment  determinations  for a Fund  either  directly  with an issuer or with any broker or dealer  selected  by the  Sub-Adviser,  pursuant to this paragraph.  In executing  portfolio  transactions and selecting  brokers or dealers, the Sub-Adviser will use its best efforts to seek, on behalf of a Fund, the best  overall  execution  available.  In assessing  the best  overall  terms available for any transaction,  the Sub-Adviser  shall consider all factors that it deems  relevant,  including  the breadth of the market in the  security,  the price of the security,  the financial condition and execution  capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific  transaction and on a continuing  basis. In evaluating the best overall terms  available,  and in selecting the broker or dealer to execute a particular transaction,  the  Sub-Adviser  may also  consider  the  brokerage  and research services (as those terms are defined in Section 28(e) of the Securities Exchange
Act of 1934,  as amended  (the "1934  Act"))  provided  to a Fund  and/or  other accounts over which the  Sub-Adviser  may exercise  investment  discretion.  The
Sub-Adviser  is  authorized  to pay to a broker  or  dealer  who  provides  such
brokerage  and  research   services  a  commission  for  executing  a  portfolio
transaction  for any of the Funds that is in excess of the amount of  commission another broker or dealer would have charged for effecting that  transaction  if, but only if, the  Sub-Adviser  determines in good faith that such commission was reasonable  in  relation to the value of the  brokerage  and  research  services provided  by  such  broker  or  dealer,  viewed  in  terms  of  that  particular transaction or in terms of the overall  responsibilities of the Sub-Adviser to a
Fund. Such  authorization  is subject to termination at any time by the Board of
Directors  of the  Company for any  reason.  In  addition,  the  Sub-Adviser  is authorized  to allocate  purchase and sale orders for  portfolio  securities  to brokers or dealers that are affiliated with the Adviser,  the  Sub-Adviser,  the
Company's  principal  underwriter,  or other sub-Advisers (if applicable) if the
Sub-Adviser  believes that the quality of the transaction and the commission are comparable to what they would be with other qualified  firms,  and provided that the  transactions  are  consistent  with the Company's Rule 17e-1 and Rule 10f-3 procedures.  The Adviser will identify all brokers and dealers  affiliated  with the Company, the Adviser, and the Company's principal underwriter (and the other
Sub-Advisers  of the Fund, to the extent such  information  is necessary for the
Sub-Adviser to comply with applicable federal securities laws), other than those whose sole  business  is the  distribution  of mutual  fund  shares,  who effect securities  transactions  for customers.  The Adviser shall  promptly  furnish a written notice to the  Sub-Adviser  if the  information so provided is no longer accurate.

     In connection with its management of the Sub-Adviser  Assets and consistent with its fiduciary  obligation to the Sub-Adviser Assets and other clients,  the
Sub-Adviser,  to the extent permitted by applicable laws and  regulations,  may, but  shall be under no  obligation  to,  aggregate  the  securities  or  futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event,  allocation of the  securities  or futures  contracts so  purchased or sold,  as well as the expenses  incurred in the  transaction,  will be made by the  Sub-Adviser in the manner the  Sub-Adviser  considers  to be,  over time,  the most  equitable  and consistent  with its fiduciary  obligations to the  Sub-Adviser's  Assets and to such other clients.

     (g)  Securities  Transactions.  In no  instance  will any Fund's  portfolio securities  be  purchased  from or sold to the  Adviser,  the  Sub-Adviser,  the
Company's principal  underwriter,  or any affiliated person of the Company,  the
Adviser,  the  Sub-Adviser  or the Company's  principal  underwriter,  acting as principal in the transaction,  except to the extent permitted by the SEC and the
1940 Act, including Rule 17a-7 thereunder.

     The Sub-Adviser  acknowledges  that the Adviser and the Company may rely on
Rule 17a-7,  Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940
Act, and the Sub-Adviser  hereby agrees that it shall not consult with any other sub-adviser  to the Company with respect to  transactions  in securities for the
Sub-Adviser Assets or any other transactions of Company assets.

     The  Sub-Adviser  is  authorized  to  engage in  transactions  in which the
Sub-Adviser,  or an affiliate of the Sub-Adviser,  acts as a broker for both the
Fund and for another party on the other side of the  transaction  ("agency cross transactions").  The Sub-Adviser shall effect any such agency cross transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other applicable provisions  of the federal  securities  laws and shall  provide the Adviser with periodic reports describing such agency cross transactions. By execution of this
Agreement, the Adviser authorizes the Sub-Adviser or its affiliates to engage in agency  cross  transactions,  as  described  above.  The  Adviser may revoke its consent at any time by written notice to the Sub-Adviser.

     The Sub-Adviser  hereby  represents  that it has  implemented  policies and procedures  that will prevent the  disclosure by it, its employees or its agents of the  Company's  portfolio  holdings  to any  person or entity  other than the
Adviser, the Company's  custodian,  or other persons expressly designated by the
Adviser.  Notwithstanding  the foregoing,  Adviser agrees and  understands  that certain funds that are sub-advised by the Sub-Adviser (the  "Subadvised  Funds")
and  separate  accounts  managed  by  the  Sub-Adviser  (the  "Separate  Account
Clients") may have substantially similar investment objectives and strategies as the Company and therefore  potentially  substantially similar portfolio holdings as the Company. The Subadvised Funds may permit disclosure of portfolio holdings pursuant to the funds' respective portfolio holdings disclosure policies and the
Separate Account Clients may have access to their portfolio holdings and may not be subject to portfolio holdings disclosure policies.

     (h) Code of Ethics.  The Sub-Adviser  hereby represents that it has adopted policies and procedures and a code of ethics that meet the  requirements of Rule
17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of such policies  and  procedures  and code of ethics  and any  changes  or  supplements thereto  shall be  delivered  to the Adviser and the  Company,  and any material violation of such policies and procedures and code of ethics by personnel of the
Sub-Adviser,  the sanctions imposed in response thereto,  and any issues arising under such policies and  procedures  and code of ethics shall be reported to the
Adviser and the Company at the times and in the format  reasonably  requested by the Adviser and the Board of Directors.

     (i) Books and Records.  The Sub-Adviser  shall maintain detailed records of all matters pertaining to the Sub-Adviser Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule
31a-2  promulgated  under the 1940 Act that are  prepared or  maintained  by the
Sub-Adviser on behalf of the Company are the property of the Company and will be surrendered promptly to the Company upon request;  provided,  however,  that the
Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained  under Rule 31a-1 under the 1940 Act. Such records may be inspected by  representatives  of the Company at reasonable times and will be delivered to the Company in a reasonable time, upon request.

     (j) Information  Concerning  Sub-Adviser  Assets and the Sub-Adviser.  From
time to time as the Adviser,  and any consultants  designated by the Adviser, or the Company may  request,  the  Sub-Adviser  will furnish the  requesting  party reports on portfolio  transactions and reports on Sub-Adviser Assets held in the portfolio,  all in such detail as the Adviser,  its consultant(s) or the Company
may  reasonably   request.   The  Sub-Adviser  will  provide  the  Adviser  with
information  (including  information  that is  required to be  disclosed  in the
Prospectus) with respect to the portfolio  managers  responsible for Sub-Adviser
Assets,  any  changes in the  portfolio  managers  responsible  for  Sub-Adviser
Assets,  any changes in the ownership or management  of the  Sub-Adviser,  or of material  changes  in the  control  of the  Sub-Adviser.  The  Sub-Adviser  will promptly notify the Adviser of any pending  investigation,  material litigation, administrative  proceeding or any other  significant  regulatory  inquiry.  Upon reasonable  request,  the  Sub-Adviser  will make  available  its  officers  and employees  to  meet  with  the  Company's  Board  of  Directors  to  review  the
Sub-Adviser Assets.

     (k)  Valuation of  Sub-Adviser  Assets.  As requested by the Adviser or the
Company's  Valuation  Committee,   the  Sub-Adviser  hereby  agrees  to  provide
additional assistance to the Valuation Committee of the Company, the Adviser and
the  Company's  pricing  agents  in  valuing  Sub-Adviser  Assets  held  in  the portfolio.  Such assistance may include information regarding fair value pricing of portfolio  securities,  as requested by the Adviser.  The Sub-Adviser further agrees  that it will  appoint a contact  person  that the Adviser may contact to
discuss  such  valuation   issues.   The  Sub-Adviser  also  will  provide  such
information or perform such additional  acts as are  customarily  performed by a
Sub-Adviser  and may be required  for a Fund or the Adviser to comply with their respective  obligations  under applicable  federal  securities laws,  including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities
Act of 1933,  as amended  (the  "Securities  Act"),  and any rule or  regulation thereunder.

     (l) Custody  Arrangements.  The Sub-Adviser shall provide the Adviser,  its consultant(s)  and the Company's  custodian such  information as the Adviser and the Company's  custodian may  reasonably  request  relating to all  transactions concerning the Sub-Adviser Assets.

     (m) Historical  Performance  Information.  To the extent agreed upon by the parties,  the Sub-Adviser  will provide the Company with historical  performance information on similarly managed  investment  companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

     (n) Regulatory  Examinations.  The Sub-Adviser will cooperate  promptly and fully with the Adviser  and/or the Company in  responding  to any  regulatory or compliance examinations or inspections (including information requests) relating to the  Company,  the  Fund  or the  Adviser  brought  by  any  governmental  or regulatory  authorities  having  appropriate  jurisdiction  (including,  but not limited to, the SEC).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Adviser  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund,  the Company or the Adviser in any way or otherwise be deemed an agent of a Fund, the Company or the Adviser.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Adviser or any affiliated person of the Sub-Adviser to render
investment  Advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Adviser  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Adviser is not obligated to initiate transactions for a Fund in any security  that the  Sub-Adviser,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Adviser  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement, other than the costs of securities, commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise disposed of, for a Fund.
The Sub-Adviser, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this Agreement.  The Company or the Adviser, as the case may be,  shall  reimburse  the  Sub-Adviser  for any  expenses as may be  reasonably incurred  by the  Sub-Adviser,  at the request of and on behalf of a Fund or the
Adviser.  The  Sub-Adviser  shall keep and supply to the Company and the Adviser reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Adviser  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month,  on behalf of the Fund(s),  calculated  at an annual rate based on the Sub-Adviser Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Adviser.  The  Sub-Adviser
represents and warrants to the Adviser and the Company as follows:

     (a) The  Sub-Adviser  is  registered  as an  investment  adviser  under the
Advisers Act;

     (b) The Sub-Adviser is a  [corporation/company/limited  liability company], duly organized and validly existing under the laws of [state], with the power to own and  possess  its  assets  and  carry  on its  business  as it is now  being conducted;

     (c) The  execution,  delivery and  performance  by the  Sub-Adviser of this
Agreement are within the  Sub-Adviser's  powers and has been duly authorized and no action by or in respect of, or filing with, any governmental  body, agency or official is required on the part of the Sub-Adviser for the execution,  delivery and  performance  by the  Sub-Adviser  of this  Agreement,  and  the  execution, delivery and  performance by the Sub-Adviser of this Agreement do not contravene or  constitute a default  under (i) any  provision of  applicable  law,  rule or
regulation;   (ii)  the  Sub-Adviser's  governing  instruments;   or  (iii)  any
agreement,  judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and

     (d) The Form ADV of the Sub-Adviser previously provided to the Adviser is a true and  complete  copy of the  form as  currently  filed  with the SEC and the information  contained therein is accurate and complete in all material respects and does not omit to state  any  material  fact  necessary  in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading.  The Sub-Adviser  will promptly  provide the Adviser and the Company with a complete copy of all subsequent amendments to its Form ADV.

     (e) The Sub-Adviser  currently  carries  professional  errors and omissions liability  covering  services  provided  hereunder  by  the  Sub-Adviser  with a combined  single limit of not less than  $5,000,000 per claim and $10,000,000 in the aggregate  annually.  The Sub-Adviser will not materially change (other than to increase the level of coverage) or terminate any of such coverages without at least 30 days' prior  written  notice to the Adviser.  The  Sub-Adviser  further agrees to notify the Adviser as soon as possible when the  Sub-Adviser  receives notice of any adverse material change or termination of the specified coverages.

     8.  Representations  and Warranties of the Adviser.  The Adviser represents and warrants to the Sub-Adviser and the Company as follows:

     (a) The Adviser is registered  as an investment  adviser under the Advisers
Act;

     (b) The Adviser is a corporation  duly organized and validly existing under the laws of the State of Virginia,  with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c)  The  execution,  delivery  and  performance  by the  Adviser  of  this
Agreement are within the Adviser's  powers and have been duly  authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or  official  is required on the part of the Adviser for the execution,  delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this  Agreement do not  contravene  or constitute a default under
(i) any provision of  applicable  law,  rule or  regulation;  (ii) the Adviser's governing  instruments;  or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Adviser;

     (d) The Adviser  acknowledges  that it received a copy of the Sub-Adviser's
Form ADV prior to the execution of this Agreement;

     (e) The  Adviser  and the  Company  have  duly  entered  into the  Advisory
Agreement  pursuant  to which the Company  authorized  the Adviser to enter into this Agreement; and

     (f) The Adviser and the Company have  policies and  procedures  designed to detect and deter disruptive  trading  practices,  including "market timing," and the Adviser and the  Company  each agree that they will  continue to enforce and abide by such policies and procedures,  as amended from time to time, and comply with all  existing  and future laws  relating to such matters or to the purchase and sale of interests in the Funds generally.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Adviser  and the Adviser pursuant to Sections 7 and 8 of this Agreement,  respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

     (a)  Liability.  The duties of the  Sub-Adviser  shall be confined to those expressly  set  forth  herein,  with  respect  to the  Sub-Adviser  Assets.  The
Sub-Adviser  shall  not be  liable  for any loss  arising  out of any  portfolio investment  or  disposition  hereunder,  except a loss  resulting  from  willful misfeasance,  bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder,  except as may  otherwise be provided  under  provisions  of  applicable  state law that
cannot  be  waived  or  modified  hereby.   Under  no  circumstances  shall  the
Sub-Adviser  be liable for any loss arising out of any act or omission  taken by another sub-adviser,  or any other third party, in respect of any portion of the
Company's assets not managed by the Sub-Adviser pursuant to this Agreement.

     (b)  Indemnification.  The  Sub-Adviser  shall  indemnify the Adviser,  the
Company and each Fund, and their respective  affiliates and controlling  persons
(the  "Sub-Adviser   Indemnified  Persons")  for  any  liability  and  expenses, including  reasonable  attorneys' fees, which the Adviser, the Company or a Fund and their respective  affiliates and controlling persons may sustain as a result of the  Sub-Adviser's  willful  misfeasance,  bad faith,  gross  negligence,  or reckless  disregard  of  its  duties  hereunder;  provided,  however,  that  the
Sub-Adviser  Indemnified Persons shall not be indemnified by the Sub-Adviser for any  liability or expenses  which may be sustained as a result of the  Adviser's willful misfeasance,  bad faith, gross negligence,  or reckless disregard of its duties hereunder.

     The  Adviser  shall  indemnify  the  Sub-Adviser,  its  affiliates  and its controlling  persons (the "Adviser  Indemnified  Persons") for any liability and expenses,  including  reasonable  attorneys' fees, howsoever arising from, or in connection with, the Adviser's  breach of this Agreement or its  representations and warranties herein or as a result of the Adviser's willful  misfeasance,  bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser Indemnified Persons shall not be  indemnified  by the Adviser for any  liability or expenses  which may be sustained as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

     11. Duration and Termination.

     (a) Duration. This Agreement,  unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached  hereto remain in effect from the date of execution (the "Effective Date"), until two years from the Effective
Date,  and  thereafter,  for  periods of one year,  so long as such  continuance thereafter  is  specifically  approved  at least  annually  (i) by the vote of a majority of those Directors of the Company who are not interested persons of any party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such  approval,  and (ii) by the  Directors of the Company,  or by the
vote of a majority of the outstanding  voting securities of each Fund (except as such vote may be unnecessary  pursuant to relief  granted by an exemptive  order from the SEC). The foregoing  requirement  that continuance of this Agreement be
"specifically  approved  at  least  annually"  shall  be  construed  in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b)  Termination.  This  Agreement  may be terminated as to any Fund at any time,  without  the payment of any penalty by: (i) the vote of a majority of the
Directors  of the  Company,  the vote of a majority  of the  outstanding  voting securities of the Fund, or the Adviser, or (ii) the Sub-Adviser on not less than
90 days written  notice to the Adviser and the Company.  This Agreement may also be  terminated as to any Fund at any time by any party hereto  immediately  upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment, except as provided otherwise by any rule, exemptive order  issued by the SEC, or No Action  Letter  provided or pursuant to the 1940
Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the  Sub-Adviser  that would act to terminate this  Agreement,  if a vote of  shareholders  to  approve  continuation  of this
Agreement is at that time deemed by counsel to the Company to be required by the
1940 Act or any rule or regulation thereunder,  the Sub-Adviser agrees to assume all reasonable costs associated with soliciting  shareholders of the appropriate
Fund(s) of the Company to approve continuation of this Agreement.  Such expenses include  the costs of  preparation  and  mailing  of a proxy  statement,  and of soliciting  proxies.  In the event that such  proposed  change in control of the
Sub-Adviser  shall occur  following  either:  (i) receipt by the Adviser and the
Company of an exemptive  order issued by the SEC with respect to the appointment of sub-advisers  absent shareholder  approval,  or (ii) the adoption of proposed
Rule 15a-5 under the 1940 Act, the  Sub-Adviser  agrees to assume all reasonable costs  and  expenses  (including  the  costs  of  mailing)  associated  with the preparation  of a  statement,  required  by the  exemptive  order or Rule 15a-5, containing  all  information  that would be  included in a proxy  statement  (an
"Information  Statement").  In addition,  if the Sub-Adviser  shall resign,  the
Sub-Adviser  agrees to assume all reasonable  costs and expenses  (including the costs of mailing) associated with the preparation of an Information Statement.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Company's  Board of  Directors,  and (b) the vote of a majority of those
Directors  of the  Company who are not  interested  persons of any party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Adviser or the  Sub-Adviser,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties hereunder,  including  portfolio holdings of the Company, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Adviser may designate in connection with the
Sub-Adviser Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Adviser  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Adviser.

     14.  Use  of   Sub-Adviser's   Name.  If  the  Adviser  seeks  to  use  the
Sub-Adviser's  name  in  the  marketing  of  the  Fund,  it  shall  furnish  the
Sub-Adviser at its principal  office drafts of all materials  (including but not limited to prospectuses,  proxy statements and reports to shareholders) prepared for  distribution  to  shareholders of the Fund or the public which refer to the
Sub-Adviser  in any way for approval prior to  distribution.  All such materials shall be subject to the review and consent (such consent to not be  unreasonably withheld)  of the  Sub-Adviser  at least five  business  days  prior to use.  If
Adviser does not receive a response  from the  Sub-Adviser  with respect to such materials  within five business days, such materials shall be deemed accepted by the Sub-Adviser.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

     (a)  If to the Adviser:

          AFBA 5Star Investment Management Company
          909 N. Washington Street
          Alexandria, VA  22314
          Attention:  President

     (b)  If to the Sub-Adviser:

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Virginia  without regard to conflict of law  principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Adviser provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

AFBA 5Star Investment Management Company

By: ___________________________
       Name:
       Title

[SUB-ADVISER]

By: ___________________________
       Name:
       Title:

                                    EXHIBIT A

                                  FEE SCHEDULE
                                       to
                             SUB-ADVISORY AGREEMENT
                                     between
                    AFBA 5STAR INVESTMENT MANAGEMENT COMPANY
                                       and
                                  [SUB-ADVISER]

                               [October __], 2007

Fund(s)                                           Annual Fee

                                                 [Insert fee]